SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
March 5, 2025
BREAD FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3095 LOYALTY CIRCLE
COLUMBUS, Ohio 43219
(Address and Zip Code of Principal Executive Offices)
(614) 729-4000
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)☐
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFH	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.01 Entry into a Material Agreement.

On March 5, 2025, Bread Financial Holdings, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and BMO Capital Markets Corp., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), under which the Company agreed to sell $400 million aggregate principal amount of fixed-rate reset subordinated notes (the “Notes”), in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will mature on June 15, 2035 and will be issued at 100% of the principal amount thereof for net proceeds of approximately $395 million, after deducting the Initial Purchasers’ discount but before the Company’s estimated offering expenses. The closing of the issuance of the Notes is expected to occur on March 10, 2025, subject to customary closing conditions. The Company intends to lend no less than $250 million of the net proceeds of the Notes offering as subordinated debt to one of its subsidiary banks, Comenity Capital Bank, with the remaining proceeds intended to be used for general corporate purposes, which may include share repurchases.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”).

Item 8.01 Other Events.

On March 5, 2025, the Company has issued a press release (the “Release”) relating to the pricing of the Notes. A copy of the Release is attached hereto as Exhibit 99.1 to this Report.

The foregoing is qualified by reference to the Release that is attached as Exhibit 99.1 to this Report, which is incorporated herein by reference.

This Report, the Purchase Agreement attached hereto as Exhibit 10.1 and the Release attached hereto as Exhibit 99.1 do not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document Description

10.1	Purchase Agreement, dated March 5, 2025, by and between the Company and the Initial Purchasers.

99.1	Press release announcing the pricing of the notes offering, dated March 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bread Financial Holdings, Inc.

Date: March 5, 2025	By:	/s/ Joseph L. Motes III
Joseph L. Motes III Executive Vice President, Chief Administrative Officer, General Counsel and Secretary